Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance

September 3, 2014

ASANTE SOLUTIONS, INC.

WARRANT TO PURCHASE SHARES OF SERIES A-3 PREFERED STOCK

For the consideration stipulated in that certain Series A-3 Preferred Stock and Warrant Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”) dated as of September 3, 2014, among the Company, the undersigned and certain other investors, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to [                ] or its assigns (the “Holder”) by Asante Solutions, Inc., a Delaware corporation (the “Company”). Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Purchase of Shares.

(a) Number of Shares of Series A-3 Preferred Stock. Subject to the terms and conditions set forth herein and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to [                ] shares of Series A-3 Preferred Stock (as adjusted pursuant to Section 6 hereof).

(b) Exercise Price. The purchase price for the Series A-3 Preferred Stock issuable pursuant to this Section 1 shall be $0.01 per share. The shares of Series A-3 Preferred Stock and the per share purchase price of such shares of Series A-3 Preferred Stock shall be subject to adjustment pursuant to Section 6 hereof. Such purchase price, as adjusted from time to time, is herein referred to as the “Exercise Price.”

2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Date of Issuance set forth above and ending on the earlier of (a) 5:00 p.m. Pacific Standard Time on September 3, 2019, (b) the consummation of a Deemed Liquidation (as defined in the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”)) or (c) the consummation of the Company’s Initial Public Offering (as defined in the Rights Agreement) (the “Exercise Period”). Any exercise of this Warrant may be made contingent upon the actual consummation of such Deemed Liquidation or Initial Public

Offering, as applicable. In the event of a Deemed Liquidation or Initial Public Offering, the Company shall provide the notice to the Holder pursuant to Section 12 hereof at least ten (10) business days prior to the consummation of such Deemed Liquidation or Initial Public Offering.

3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of shares of Series A-3 Preferred Stock being purchased.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the shares of Series A-3 Preferred Stock shall be issuable upon such exercise as provided in Section 3(c) below, shall be deemed to have become the holder or holders of record of the shares of Series A-3 Preferred Stock represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within twenty (20) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Series A-3 Preferred Stock to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series A-3 Preferred Stock equal to the number of such shares of Series A-3 Preferred Stock called for on the face of this Warrant minus the number of shares of Series A-3 Preferred Stock purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

4. Net Exercise; Automatic Exercise.

(a) Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of shares of Series A-3 Preferred Stock computed using the following formula:

X=	Y(A – B)
A

Where:

X =	The number of shares of Series A-3 Preferred Stock to be issued to the Holder.

Y =	The number of shares of Series A-3 Preferred Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The fair market value of one (1) share of Series A-3 Preferred Stock (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, in the event that this Warrant is exercised pursuant to this Section 4 in connection with the Company’s Initial Public Offering, the fair market value per share of Series A-3 Preferred Stock shall be the product of (a) the mid-point of the initial range of offering prices published in a registration statement filed in connection with the Company’s Initial Public Offering and (b) the number of shares of Common Stock into which the shares of Series A-3 Preferred Stock are convertible into at the time of such exercise. If the Series A-3 Preferred Stock is not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be the price per share of Series A-3 Preferred Stock that the Company could obtain from a willing buyer for shares of Series A-3 Preferred Stock sold by the Company from authorized but unissued shares of Series A-3 Preferred Stock, as such prices shall be determined in good faith by the Company’s Board of Directors.

(b) Automatic Exercise. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 2, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 4(a), effective immediately prior to the expiration of the Warrant, to the extent such net issue exercise would result in the issuance of shares of capital stock of the Company, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

5. Covenants of the Company.

(a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the Holder, at least ten (10) business days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) Covenants as to Exercise Shares. The Company covenants and agrees that all shares of Series A-3 Preferred Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. If at any time during the Exercise Period the number of authorized but unissued shares of capital stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of capital stock to such number of shares as shall be sufficient for such purposes.

6. Adjustment of Exercise Price and Number of Shares of Series A-3 Preferred Stock. The number of shares of Series A-3 Preferred Stock purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Series A-3 Preferred Stock, by split-up or otherwise, or combine its Series A-3 Preferred Stock, or issue additional shares of its Series A-3 Preferred Stock as a dividend with respect to any shares of its Series A-3 Preferred Stock, the number of shares of Series A-3 Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of shares of Series A-3 Preferred Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Series A-3 Preferred Stock by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share of Series A-3 Preferred Stock payable hereunder; provided the aggregate Exercise Price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Series A-3 Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

(d) Conversion of Series A-3 Preferred Stock. In the event that all outstanding shares of Series A-3 Preferred Stock are converted to Common Stock, or any other security, in accordance with the terms of the Company’s Restated Certificate, before this Warrant is exercised or cancelled, this Warrant shall become exercisable for Common Stock or such other security.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

8. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Series A-3 Preferred Stock underlying this Warrant, including (without limitation) the right to vote such shares of Series A-3 Preferred Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant or the Purchase Agreement, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company by reason of this Warrant, but shall have such rights as may be afforded such Holder in respect of the shares of Series A-3 Preferred Stock underlying this Warrant as may be set forth in other written agreements between the Company and the Holder.

9. Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principle of conflicts of law.

10. Successors and Assigns. This Warrant applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. Any transfer of this Warrant may be effected only (a) pursuant to Section 7.7 of the Purchase Agreement and (b) by surrender of this Warrant to the Company and reissuance of a new warrant to the transferee. The Holder and any subsequent holder of this Warrant receives this Warrant subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company.

11. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) upon posting to the e-mail or facsimile address of the recipient; provided a hard copy is sent by regular mail, (c) five (5) days after having been sent by first class mail, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 12):

If to the Company:

Asante Solutions, Inc.

352 East Java Drive

Sunnyvale, CA 94089

Attn: Chief Executive Officer

E-mail: [redacted]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

135 Commonwealth Drive

Menlo Park, California 94025

Attn: Richard A. Kline

Fax: [redacted]

E-mail: [redacted]

If to Holder:

At the addresses shown on the signature pages to the Purchase Agreement.

13. Amendments and Waivers; Resolutions of Dispute: Notice. Any term of this Warrant may be amended, and the observance thereof waived, either prospectively or retrospectively, and either in a particular instance or generally, only upon the written consent of (a) the Company and (b) holders of Warrants representing at least 75% of the Series A-3 Preferred Stock then issuable upon exercise of all such Warrants then outstanding; provided that such amendment and/or waiver, is made on a pro rata, pari passu basis across all Warrants.

14. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties Company has executed this Warrant as of the date above written.

COMPANY:

ASANTE SOLUTIONS, INC.

By:
Name: David Thrower
Title: Chief Executive Officer

Acknowledged and Agreed:

[HOLDER SIGNATURE BLOCK]

Address of Holder:

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NOTICE OF EXERCISE

ASANTE SOLUTIONS, INC.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

shares of Series A-3 Preferred Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such shares of Series A-3 Preferred Stock in full, together with all applicable transfer taxes, if any.

Net Exercise the attached Warrant with respect to shares of Series A-3 Preferred Stock (on a post-net exercise basis).

The undersigned hereby represents and warrants that Representations and warranties in Section 4 of the Purchase Agreement are true and correct as of the date of exercise, with respect to the Holder and the shares of Series A-3 Preferred Stock to be issued upon exercise.

HOLDER:

Date:	By:

Address:

Name in which shares should be registered:

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ASSIGNMENT FORM

(TO ASSIGN THE FOREGOING WARRANT, EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION. DO NOT USE THIS FORM TO PURCHASE SHARES.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Signature:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

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